Exhibit 23 (i)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders
Enigma Software Group, Inc.
Stamford, CT 06902

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-125290) of Enigma Software Group, Inc., of our report dated March 21, 2006, relating to the financial statements, which appear in the Annual Report to Shareholders, which is incorporated by reference in this Annual Report on Form 10-KSB.

Bagell, Josephs, Levine & Company, LLC

Gibbsboro, New Jersey
April 6, 2006